TRANSAMERICA FUNDS

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned makes, constitutes and appoints MARIJN P. SMIT and DENNIS P. GALLAGHER, his or her true and lawful attorneys-in-fact and agents in his or her name, place and stead, in any and all capacities, and on his or behalf, with full power of substitution and re-substitution to sign any and all registration statements on Form N-14 and any other regulatory filings made applicable to the reorganizations listed on Annex A, each a series of Transamerica Funds (the “Trust”), and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to intents and purposes as he or she might or could in person in his or her capacity as a Trustee of the Truste, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

The undersigned specifically permit the Power of Attorney to be filed as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the U.S. Securities and Exchange Commission.

THIS POWER OF ATTORNEY may be executed in multiple counterparts that together constitute a single document.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacities and on the dates indicated.

/s/ Marijn P. Smit Marijn P. Smit, Trustee and Chairperson	Dated: March 6, 2025

/s/ Sandra N. Bane Sandra N. Bane, Trustee	Dated: March 6, 2025

/s/ Kent Callahan Kent Callahan, Trustee	Dated: March 6, 2025

/s/ Leo J. Hill Leo J. Hill, Trustee	Dated: March 6, 2025

/s/ Kathleen T. lves Kathleen T. lves, Trustee	Dated: March 6, 2025

/s/ Lauriann C. Kloppenburg Lauriann C. Kloppenburg, Trustee	Dated: March 6, 2025

/s/ Frederic A. Nelson III Frederic A. Nelson III, Trustee	Dated: March 6, 2025

/s/ John E. Pelletier John E. Pelletier, Trustee	Dated: March 6, 2025

/s/ Patricia L. Sawyer Patricia L. Sawyer, Trustee	Dated: March 6, 2025

/s/ John W. Waechter John W. Waechter, Trustee	Dated: March 6, 2025

ANNEX A

Merging Funds	Destination Funds
Transamerica ClearTrack® 2025 Transamerica ClearTrack® Retirement Income	Transamerica Asset Allocation – Conservative Portfolio
Transamerica ClearTrack® 2030	Transamerica Asset Allocation – Moderate Portfolio
Transamerica ClearTrack® 2035 Transamerica ClearTrack® 2040	Transamerica Asset Allocation – Moderate Growth Portfolio
Transamerica ClearTrack® 2045 Transamerica ClearTrack® 2050	Transamerica Asset Allocation – Growth Portfolio